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                                                                   Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-84656 and Form S-8 No. 333-17773) pertaining to the Gray Communications Systems, Inc. Capital Accumulation Plan of our report dated May 18, 2001, with respect to the financial statement of Gray Communications Systems, Inc. Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                            /s/ Ernst and Young LLP



Atlanta, Georgia
June 26, 2002